Exhibit 99.1

Standard Metals Processing, Inc. Names Thomas Loucks as Vice President of Corporate Development

35 Year Mining Industry Veteran and Former Royal Gold Executive joins Management Team

Source: PR Newswire

NEW YORK, June 8, 2015 /PRNewswire/ -- Standard Metals Processing, Inc., "SMPR", (OTCQB: SMPR), today announced today that it has named Thomas Loucks as Vice President of Corporate Development.

Thomas A. Loucks is a mining industry executive with over thirty-five years of diversified Fortune 500 and small cap experience in mining company management as well as international exploration, mineral project development, corporate planning, acquisitions, and divestitures.

“I could not have wished for a better hire than Tom. His experience as a geologist, CEO and CFO are invaluable to the company. Tom’s +35 years of experience in all aspects of mining, exploration, and specifically finance will serve our shareholders well. He has worked with both large and small cap companies over his career and was instrumental in building one of the most successful precious metals royalty and streaming companies of all time, Royal Gold. I look forward to drawing on his knowledge to build on our custom toll milling model by providing mine finance and specialized services to the industry in exchange for royalties, metal streams and long term processing feed contracts,” said John Ryan, President of Standard Metals Processing, Inc.

“In our continuing effort to build a world class management team, I am very pleased to announce that Thomas Loucks has accepted our offer to join SMPR as the Company’s Vice President of Corporate Development,” said Standard Metals Processing, Inc. CEO, Sharon Ullman.

“I am very proud to have been an instrumental member of the management team that transitioned Royal out of operating mines and into passive income streams. I am joining Standard Metals Processing, Inc. because I am excited by the opportunity to create value in offering a 360 degree solution platform of finance and processing to the underserved mid-market mining sector. I look forward to working with our management team to provide a unique, valuable high return service to the industry and in building shareholder value,” said Thomas Loucks.

Mr. Loucks has extensive experience in mineral exploration, development, mining finance, and corporate administration. Most recently, Mr. Loucks managed various overseas programs for private, U.S.-based corporations, including: (West Africa) creation and staffing of a foreign subsidiary and retention of local accounting and law firms, (Latin America) part of a team retained to increase metals resources, re- commission, and sell a silver/base metals mine, and (Latin America) retained to evaluate and re-direct a multi-country base and precious metals exploration program. Earlier, he was CEO and President of Trend Mining Corp. Previously, Mr. Loucks was Executive Vice President, CFO and Treasurer of Royal Gold, Inc. serving that Company from 1988 through 1999 in the areas of mining finance, fund raising, corporate development, and administration. At Royal Gold he participated in the restructuring of the Company from an operating mining company into a highly successful, cash flowing royalty and streaming company, involving a major redirection of the Company's business plan. Prior to that, Mr. Loucks was with Newmont Mining Corporation where he was involved with corporate acquisition, divestiture, and corporate planning efforts.

In addition to the work experience above, Mr. Loucks also worked at AMAX, Inc. and Kennecott Copper Corporation where he coordinated project feasibility and prefeasibility studies, organized domestic and foreign mineral exploration, drilling, and/or development programs, and managed land acquisition and property evaluations.

Mr. Loucks has been a Board Member of Gold Crest Mines Inc., holds A.B. and A.M. degrees in geology from Dartmouth College, an M.B.A. from Stanford University, is a Fellow of the Society of Economic Geologists, and member of the Geological Society of America and Society of Mining Engineers.

About Standard Metals Processing, Inc.

Standard Metals Processing, Inc. is being developed as the only comprehensive custom toll milling operation in Nevada that is designed to provide entrepreneurial – mid-mines with multiple different independent process circuits under one roof in order to produce the greatest yields available through the extraction of precious, strategic minerals from mined material.

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.